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                                                                   Exhibit 10.20

                                TOLLING AGREEMENT


         WHEREAS, Symbol Technologies, Inc. ("Symbol") is the subject of a number of investigations being conducted into its accounting policies and practices;

         WHEREAS, Tomo Razmilovic ("Razmilovic") was President of Symbol from October 1995 to February 14, 2002;

         WHEREAS, Symbol and Razmilovic entered into an Employment Agreement, dated February 14, 2002, and a Separation, Release, and Non-Disclosure Agreement that was fully executed on February 27, 2002 (the "Agreement");

         WHEREAS, the conduct of Razmilovic and others while at Symbol is being investigated by a number of entities;

         WHEREAS, Symbol and Razmilovic have been named as defendants in a consolidated putative class action lawsuit and other litigations asserting claims allegedly arising out of Symbol's accounting policies and practices and Razmilovic's conduct as President (the "Litigations");

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         WHEREAS, Symbol and Razmilovic disagree about their current respective rights and obligations under the Agreements;

         WHEREAS, Symbol and Razmilovic believe they may have actual and/or potential claims, cross-claims and/or counterclaims against each other arising out of the Litigations, the conduct that is the subject matter of the Litigation or the Agreements;

         WHEREAS, Symbol has announced that it intends to restate certain of its past reported financial results and, upon such restatements, Symbol believes that it may have an additional claim against Razmilovic under the Sarbanes-Oxley Act or common law for restitution or disgorgement of certain moneys or securities previously received by Razmilovic (the "Restitution Claim");

         WHEREAS, neither Symbol nor Razmilovic admits the existence of any valid claims, cross-claims or counterclaims against it in favor of the other; and

         WHEREAS, Symbol and Razmilovic, in consideration of the mutual promises, covenants and agreements set forth

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herein, the sufficiency of which is hereby acknowledged, agree as follows:

         1. This Tolling Agreement shall be deemed effective as of April 1, 2003 (the "Effective Date"), and the termination date (the "Termination Date") with respect to any party seeking to terminate this Tolling Agreement (the "Terminating Party") shall be the earlier of the following: (i) 10 days after the receipt by any other party of written notice from said Terminating Party that the provisions of this Tolling Agreement are terminated with respect to the Terminating Party; or (ii) March 31, 2004.

         2. While this Tolling Agreement is in effect, neither Symbol nor Razmilovic shall commence any action against the other or assert any cross-claim or counterclaim against the other in the Litigations or any other action, including, without limitation, the Restitution Claim.

         3. The period between the Effective Date of this Tolling Agreement and the Termination Date shall not be included in connection with the calculation of the passage of time for the purposes of the application of any statute of limitations, laches or any other defense, claim or

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counterclaim based on the lapse of time in any suit, cross-claim or counterclaim brought by either Symbol or Razmilovic against the other with respect to Symbol's accounting policies or practices, Razmilovic's conduct as Symbol's President or the Agreements, nor shall the period between the Effective Date of this Tolling Agreement and the Termination Date be included in determining the applicability of any defense asserted by either Symbol or Razmilovic to any claim, cross-claim or counterclaim asserted by the other.

         4. Nothing in this Tolling Agreement shall affect any defense available to either Symbol or Razmilovic as of the Effective Date of this Tolling Agreement, and this Tolling Agreement shall not be deemed to revive any claim that is already barred or give rise to any rights that did not exist as of the Effective Date of this Tolling Agreement. Nothing in this Tolling Agreement or in the circumstances that give rise to this Tolling Agreement shall be construed as an acknowledgement by either Symbol or Razmilovic that any claim has or has not been barred by the statute of limitations, laches, or other defense based on the lapse of time.


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         5. Except as specifically provided herein, this Tolling Agreement is not intended to amend or modify the terms of the Agreements. While this Tolling Agreement is in effect, however, Symbol may choose, but is not obligated, to make payments to Razmilovic or on Razmilovic's behalf pursuant to the Agreements. Any such payments made, or not made, to Razmilovic or on Razmilovic's behalf while this Tolling Agreement is in effect shall not be deemed to waive any rights, claims, defenses or arguments that Symbol may have against Razmilovic, or that Razmilovic may have against Symbol, and neither Razmilovic nor Symbol shall contend to the contrary in any forum in connection with any controversy or action between Symbol and Razmilovic.

         6. This Tolling Agreement shall not operate as an admission of liability by either Symbol or Razmilovic, and neither Symbol nor Razmilovic acknowledges that the other has a valid claim against it. Symbol denies any liability to Razmilovic, and Razmilovic denies any liability to Symbol.

         7. This Tolling Agreement shall not be offered in evidence, used or referred to in any legal action or


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proceeding, except to enforce the terms of this Tolling Agreement or for the purpose of establishing, if the matter is contested, the provisions set forth herein.

         8. Any communication to Symbol in connection with this Tolling Agreement shall be addressed as follows and delivered by confirmed facsimile transmission with a copy sent by first class mail to:

          Leonard H. Goldner, Esq.
          Symbol Technologies, Inc.
          Symbol Technologies - Corporate Headquarters
          One Symbol Plaza
          Holtsville, New York  11742-1300
          Tel:  (631) 738-4765
          Fax:  (631) 738-4127


                   - and -

          Andrew J. Levander, Esq.
          Swidler Berlin Shereff Friedman, LLP
          405 Lexington Avenue
          New York, New York  10174
          Tel:  (212) 891-9217
          Fax:  (212) 891-9598

Any communication to Razmilovic in connection with this Tolling Agreement shall be addressed as follows and delivered by confirmed facsimile transmission with a copy sent by first class mail to:

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          Tomo Razmilovic
          Manor House
          Manor House Road
          Ascot
          Berkshire, England SL57LL
          Tel:  011-44-1344622837
          Fax:  011-44-1344628767

                    - and -

          David E. Nachman, Esq.
          Solomon, Zauderer, Ellenhorn, Frischer and Sharp
          45 Rockefeller Plaza
          New York, New York  10111
          Tel:  (212) 956-3700
          Fax:  (212) 956-4068

Either Symbol or Razmilovic may, by written notice to the other, change the representative or the addresses to which communications should be sent.

         9. The provisions of this Tolling Agreement will be binding on the successors, executors and assigns of both Symbol and Razmilovic, including, but not limited to any acquirer of the business or assets of Symbol.

         10. This Tolling Agreement contains the full and complete agreement of the parties hereto and may not be altered or amended except in a writing executed by representatives of both Symbol and Razmilovic.


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         11. This Tolling Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to the application of its principles of conflicts of laws.

         12. In entering into this Tolling Agreement, the parties represent that they have each been represented by counsel of their choice in the negotiation and drafting of this Tolling Agreement. Accordingly, this Tolling Agreement shall not be strictly construed against any party on the ground that the rules for the construction of contracts require resolution of any ambiguity against the party drafting the document. The parties further represent that the terms of this Tolling Agreement has been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

         13. This Tolling Agreement may be executed in one or more counterparts, each of which shall be deemed an original but also which together shall constitute one and the same instrument.


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DATED:  May 6, 2003           /s/ Tomo Razmilovic
                              ----------------------------------
                              Tomo Razmilovic

DATED:  May 6, 2003           By:/s/ David E. Nachman
                                 -------------------------------
                                 David E. Nachman
                              45 Rockefeller Plaza
                              New York, New York  10111
                              Tel:  (212) 956-3700

                              Attorneys for Tomo Razmilovic


                              SYMBOL TECHNOLOGIES, INC.



DATED:  May 6, 2003           By: /s/ Leonard H. Goldner
                                 -------------------------------
                                  Leonard H. Goldner
                                  Senior Vice President
                                  And General Counsel
                              Symbol Technologies -
                              Corporate Headquarters
                              One Symbol Plaza
                              Holtsville, New York 11742-
                              1300
                              Tel:  (631) 738-2400


                       SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


DATED:  May 6, 2003           By:/s/ Andrew J. Levander
                                 -------------------------------
                                 Andrew J. Levander
                              405 Lexington Avenue
                              New York, New York  10174
                              Tel:  (212) 973-0111


                    Attorneys for Symbol Technologies, Inc.